UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2007

WEST COAST CAR COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51312	54-2155579
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

45 Old Millstone Drive, Unit 6, East Windsor, NJ	08520
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 4268996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 21, 2007, West Coast Car Company (“we” or the “Company”) filed a Current Report on Form 8-K. Among the other things reported, we had, under Item 4.01, reported the dismissal of our former registered independent certified public accounting firm, Mantyla McReynolds (“Mantyla”) and the appointment of our new registered independent certified public accounting firm, Moore Stephens Wurth Frazer & Torbet LLP (“Moore Stephens”). Pursuant to Item 304(a)(3) of Regulation S-B, we furnished a copy of our Current Report on Form 8-K to Mantyla and requested Mantyla to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.

On March 23, 2007, we received this letter from Mantyla and are hereby filing it as an additional exhibit to our Current Report on Form 8-K. Item 9.01 of our Current Report on Form 8-K is hereby amended by deleting it in its entirety and replacing it with the following:

Item 9.01  Financial Statements and Exhibits.

(a)	The financial statements of Weifang Shengtai are appended to this Current Report.

(b)	Pro forma financial information concerning the acquisition of the business operations of Weifang Shengtai.

(c)	The following exhibits are filed with this Current Report:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Bylaws (1)

4.1	Form of Warrant to Investors

4.2	Form of Warrant to Chinamerica Fund, L.P. and Jeff Jenson.

10.1.	Share Exchange Agreement, dated as of May 15, 2007 by and among the Company and the shareholders of Shengtai Holding, Inc.

10.2	Share Purchase Agreement dated as of May 15, 2007 between the Company and the Purchasers

16.1	Letter dated May17, 2007 from West Coast Car Company to Mantyla McReynolds LLC

16.2	Letter dated May 23, 2007 from Mantyla McReynolds LLC to the Securities and Exchange Commission.

21.1	List of Subsidiaries

(1)	Incorporated by reference to the Registrant’s Form 10-SB/A filed on October 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007

West Coast Car Company (Registrant)

By:	/s/ Qingtai Liu
Qingtai Liu
Chief Executive Officer